UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

EYENOVIA, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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295 Madison Avenue, Suite 2400

New York, NY 10017

SUPPLEMENT TO NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT DATED APRIL 29, 2020 FOR THE
ANNUAL MEETING OF STOCKHOLDERS ADJOURNED TO JUNE 30, 2020

To the Stockholders of Eyenovia, Inc.:

This supplement (the “Supplement”) provides updated information with respect to the adjournment of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Eyenovia, Inc., a Delaware corporation (the “Company”), which has been adjourned to June 30, 2020.

On April 29, 2020, the Company commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes an adjournment of the Annual Meeting from an in-person to a virtual-only meeting to be held on June 30, 2020, should be read in conjunction with the Notice and Proxy Statement.

Adjournment of Annual Meeting Time and Change in Annual Meeting Location; Virtual-Only Meeting to be Held

On June 11, 2020, the Company issued a press release announcing that the Annual Meeting has been adjourned to June 30, 2020 at 9:00 a.m., EDT (the “Adjourned Annual Meeting”), to be held exclusively in virtual format by means of remote communication. Stockholders will not be able to physically attend the Adjourned Annual Meeting in person.

To be admitted to the Adjourned Annual Meeting, stockholders should visit www.virtualshareholdermeeting.com/EYEN2020, and must enter the 16-digit voting control number found on their proxy card and voting instruction card previously received. Stockholders and proxy holders may be deemed present in person and will be able to listen to the Adjourned Annual Meeting live, vote, and submit questions. The Company encourages stockholders to access the Adjourned Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m., EDT. Stockholders should allow ample time for check-in procedures. If stockholders encounter any difficulties accessing the virtual Adjourned Annual Meeting during the check-in or meeting time, please call the technical support number that will be available at www.virtualshareholdermeeting.com/EYEN2020.

As described in the Notice and Proxy Statement, stockholders at the close of business on the record date, April 15, 2020, were entitled to attend the Annual Meeting, which record date also will apply to the Adjourned Annual Meeting. Stockholders and proxy holders may vote during the Adjourned Annual Meeting by following the instructions available on the meeting website. Whether or not stockholders plan to participate in the virtual-only Adjourned Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the Adjourned Annual Meeting by one of the methods described in the proxy materials. The proxy card and voting instruction card included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Adjourned Annual Meeting.

If you have already voted, you do not need to take any action unless you wish to change your vote. A list of stockholders entitled to vote at the Adjourned Annual Meeting will be available and open to examination during the whole time of the Adjourned Annual Meeting in accordance with Delaware law at www.virtualshareholdermeeting.com/EYEN2020. The Company currently intends to return to an in-person stockholder meeting format in the future.

By Order of the Board of Directors of Eyenovia, Inc.,

/s/ Fredric N. Eshelman, Pharm.D.

Fredric N. Eshelman, Pharm.D.

Chairman of the Board

New York, NY

Dated: June 11, 2020

Additional Information about the Adjourned Virtual Annual Meeting

ATTENDANCE AND PARTICIPATION

The Company’s virtual Adjourned Annual Meeting will be conducted on the Internet via a live webcast. Stockholders and proxy holders will be able to participate online and submit their questions during the Adjourned Annual Meeting by visiting www.virtualshareholdermeeting.com/EYEN2020. Stockholders will be able to vote their shares electronically during the Adjourned Annual Meeting.

To participate in the Adjourned Annual Meeting, stockholders will need the 16-digit control number included in their proxy materials. The Adjourned Annual Meeting will begin promptly at 9:00 a.m., EDT. The Company encourages stockholders to access the Adjourned Annual Meeting prior to the start time and allow ample time for check-in procedures. Online access will begin at 8:45 a.m., EDT.

The virtual Adjourned Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Adjourned Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear the streaming audio prior to the start of the Adjourned Annual Meeting.

QUESTIONS

Stockholders may submit questions during the Adjourned Annual Meeting. If a stockholder wishes to submit a question, he or she may do so by logging into the virtual Adjourned Annual Meeting platform at www.virtualshareholdermeeting.com/EYEN2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Adjourned Annual Meeting will be answered during the Adjourned Annual Meeting, subject to time constraints.

Additional information regarding the ability of stockholders to ask questions during the Adjourned Annual Meeting, related rules of conduct and other materials for the Adjourned Annual Meeting will be available at www.virtualshareholdermeeting.com/EYEN2020.

TECHNICAL DIFFICULTIES

Information regarding technical support, including toll free phone resources during the virtual Adjourned Annual Meeting, will be available at www.virtualshareholdermeeting.com/EYEN2020.